Exhibit 99.1

ABM RELEASES UNAUDITED 2004 OPERATIONAL RESULTS
Company to Issue Year-End Earnings Following Evaluation of Timing for Charge
Related to Change in Insurance Reserve Methodology

SAN FRANCISCO – December 13, 2004 – ABM Industries Incorporated (NYSE: ABM) announced today that it will delay issuing its audited earnings release while the Company completes an evaluation of the appropriate accounting treatment for a change in methodology associated with its insurance reserves. The change in accounting methodology will increase the Company’s self-insurance reserves at October 31, 2004 by $27 million. ABM expects to report audited financial results for the fiscal year ended October 31, 2004 as soon as its evaluation of the appropriate accounting treatment is completed.

ABM also announced that in its annual actuarial review, the Company learned of adverse developments in its insurance reserves related to workers’ compensation claims in the State of California during the four-year period ended October 31, 2003, and will record in the fourth quarter of 2004, a $15 million ($9.1 million after-tax or $0.18 per diluted share) increase in its insurance reserves related to the adverse developments. The Company believes a substantial portion of the $15 million increase is related to poor claims management by a third party administrator and is taking action to mitigate the impact.

Excluding any impact from the increases in insurance reserves, ABM expects income from continuing operations for the fourth quarter of 2004 to be $14.5 million ($0.29 per diluted share) up 13% when compared to the fourth quarter of 2003. The quarter ended October 31, 2004 benefited from one fewer workday and from recent acquisitions. Sales and other income for the fourth quarter of fiscal 2004 are expected to be $630.9 million, up 9% from $578.4 million in the fourth quarter of fiscal 2003.

Excluding any impact from the increases in insurance reserves, income from continuing operations for fiscal year 2004 is expected to be $41.9 million ($0.84 per diluted share) up 15% when compared to the year ended October 31, 2003. ABM also reported that sales and other income for fiscal 2004 are expected to be $2,416 million, up 6.8% from fiscal 2003. All operations, except Lighting, generated higher sales and operating profits. Results for 2004 benefited from recent acquisitions in Security and Janitorial, new business, and one fewer day of labor expense in the Janitorial operations, partially offset by higher state income taxes.

The Company believes that its 2004 income from continuing operations will range between approximately $0.33 per diluted share if the entire expense related to the accounting methodology change is taken in 2004 and approximately $ 0.60 per diluted share if portions of the expense are required to be included in prior periods. If the Company recognizes the entire expense related to the change in accounting methodology in the fourth quarter of 2004, the Company will have a loss for the quarter of approximately $0.22 per diluted share as compared to fourth quarter 2004 income of approximately $0.05 per diluted shares if portions of the expense are required to be included in prior periods.

Henrik Slipsager, ABM’s President & Chief Executive Officer, stated, “Nothing in today’s announcement concerning insurance reserves alters the fact that our operating divisions delivered another quarter and year of record revenue and solid income. We congratulate our business leaders and our exceptional employees on their fine operational results.”

Slipsager continued, “Our projections for next year’s financial performance reflect our great confidence in the future. Excluding any 2005 acquisitions and including the impact of one additional workday, we expect income from continuing operations for fiscal year 2005 will be in the range of $0.95 to $1.00 per diluted share. We expect first quarter 2005 income from continuing operations in the range of $0.14 to $0.16 per diluted share, which also includes the effect of one additional workday.”

Slipsager concluded, “While we are committed to promptly resolving the issues regarding self-insurance reserves, our primary focus remains on delivering services to meet the increasing demands of our customers, and continuing to build upon our fiscal 2004 operating results.”

Workers’ Compensation Claims Management
The Company is in the process of transferring administration of workers’ compensation claims reported in the State of California during the four-year period ended October 31, 2003 from one administrator to a second third party administrator, which has been more successfully handling ABM’s claims reported since November 1, 2003.

George Sundby, ABM’s Executive Vice President & Chief Financial Officer, stated, “We are taking steps to mitigate the adverse development in our workers’ compensation claims incurred before November 1, 2003. Don Hroch recently joined ABM as our new Vice President of Risk Management. We believe that his expertise will result in improved management of our insurance costs. We fully expect that the transfer of claims management to our other third party administrator will reduce the ultimate projected settlement costs of our outstanding claims.”

In addition to moving its claims administration, ABM is currently evaluating remedies to recover damages from the third party administrator.

Excluding any impact from the change in methodology in determining insurance reserves and taking into consideration the charge related to the adverse workers’ compensation developments, the Company expects income from continuing operations for fiscal year 2004 to be $32.8 million ($0.66 per diluted share), and for the fourth quarter of 2004 to be $5.4 million ($0.11 per diluted share) in the fourth quarter of 2004.

Self-Insurance Reserve Accounting Methodology
ABM’s methodology change for establishing insurance reserves will move its insurance reserves to an actuarial point estimate and will increase the Company’s self-insurance reserves at October 31, 2004 by $27 million of which $2.6 million relates to the $15 million reserve increase from the adverse workers’ compensation development. The Company is evaluating whether generally accepted accounting principles require that the $27 million adjustment (approximately $16.4 million after-tax or approximately $0.33 per diluted share) to self-insurance reserves related to a change in accounting methodology be reflected in fourth quarter of fiscal year 2004 results or whether up to approximately $22 million should be allocated to prior years.

Cautionary Statement Under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements that set forth management’s anticipated results based on management’s plans and assumptions. Any number of factors could cause the Company’s actual results to differ materially from those anticipated. These risks and uncertainties include, but are not limited to: (1) the accounting treatment of the reserve adjustment in the Company’s consolidated statement of income under generally accepted accounting principles; (2) adjustments to the Company’s unaudited financial statements that may be determined to be necessary prior to their finalization; (3) a decline in commercial office building occupancy and rental rates could affect the Company’s sales and profitability; (4) an increase in costs that the Company cannot pass on to customers could affect profitability; (5) the financial difficulties or bankruptcy of one or more of the Company’s major customers could adversely affect results; (6) the Company could experience major collective bargaining disputes that would lead to the loss of sales or expense increases; (7) the Company is subject to intense competition; (8) the Company’s success depends on its ability to preserve its long-term relationships with its customers; (9) weakness in airline travel and the hospitality industry could adversely impact the Company’s Parking results; (10) low levels of capital investments by customers could negatively impact the project sales of the Lighting and Mechanical segments, (11) acquisition activity could slow or be unsuccessful; (12) the Company incurs significant accounting and other control costs, which could increase; (13) the cancellation or non-renewal of the Company’s primary insurance policies and a deterioration in claims management by a third party administrator, could adversely impact the Company’s results; and (14) other issues and uncertainties which may include: labor shortages that adversely affect the Company’s ability to employ entry level personnel, a reduction or revocation of the Company’s line of credit that could increase interest expense and the cost of capital, legislation or other governmental action that detrimentally impacts the Company’s expenses or reduces sales by adversely affecting the Company’s customers such as state or locally-mandated healthcare benefits, new accounting pronouncements or changes in accounting policies, impairment of goodwill and other intangible assets, the resignation, termination, death or disability of one or more of the Company’s key executives that adversely affects customer retention or day-to-day management of the Company, and inclement weather which could disrupt the Company in providing its services.

Conference Call
ABM Industries Incorporated will host a conference call on Tuesday, December 14, 2004 at 6:00 a.m. Pacific Time (9:00 a.m. Eastern Time). The call, which will be hosted by Henrik Slipsager, President and Chief Executive Officer, and George Sundby, Executive Vice President & Chief Financial Officer, will be broadcast live over the Internet and accessible at www.irconnect.com/primecast/04/q4/abm_4q2004.html and through the Investor Relations section of the Company’s website at www.abm.com. The webcast will be archived online within one hour of the completion of the conference call and available at www.abm.com for a period of one year. In addition to the webcast, a limited number of toll-free telephone lines will also be available for listeners who are among the first to call (877) 440-9648 within fifteen minutes before the event. Telephonic replays will be available for 48 hours after the call by dialing (800) 642-1687, and then entering ID #2540490.

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Contact:

ABM Industries, Inc.
George Sundby, Executive Vice President and Chief Financial Officer
(415) 733-4000 or E-mail: gsundby@abm.com

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